EXHIBIT 10.13
                                 Promissory Note

December 29, 2004
Los Angeles, California
$50,000 (Fifty Thousand Dollars)

     1. 60 Business after the date of this Note, UC HUB, a publicly traded company under the ticker symbol UCHB, the undersigned Maker, promises to pay to the order of Bonnie K. Farnsworth, an accredited investor located at (460 Orchard Drive, Naples Florida 34102) the sum of $50,000 plus interest at prime plus one prorated monthly. UC HUB shall in addition to paying back the loan in full with interest, issue to Bonnie K. Farnsworth 15,000 shares of R144 stock for doing this timely transaction a no cost whatsoever.


/s/ Larry Wilcox                             Date  12/30/04
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Agreed
Larry Wilcox
Pres/CEO of UC HUB


/s/ Bonnie K. Farnsworth                     Date  12/30/04
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Agreed
Bonnie Farnsworth
Investor


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